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Exhibit 10.19
                                                NATIONAL SANITARY SUPPLY COMPANY


                             SPLIT DOLLAR AGREEMENT

                 This Agreement, made on June 1, 1995, by and between National Sanitary Supply Company ("the Corporation"), a Delaware corporation with offices at 2900 Chemed Center, 255 E. Fifth Street, Cincinnati, Ohio 45202 and _________________________ ("the Employee"), who is an employee of the Corporation.
                 1.  PREMISES
                             1.1 The Employee is a valuable employee of the Corporation. He/she wishes to provide adequate protection for his/her family by insuring his/her life. The Corporation will assist the Employee in providing this insurance coverage by payment of part of the premiums under a split dollar arrangement, whereby the Employee will be the owner of a life insurance policy which will be collaterally assigned to the Corporation as security for amounts the Corporation will contribute for the premium payments.
                 2.  APPLICATION FOR INSURANCE
                             2.1 The Employee has applied to Phoenix Home Life Mutual Insurance Company for an Executive
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                             Equity Life Insurance Plan on the life of the
                             Employee for $_____________ ("Policy").
                 3.  POLICY OWNERSHIP
                             3.1 The Employee shall own the Policy and may exercise all rights of ownership with respect to it, subject only to the security interest of the Corporation as expressed in this Agreement and the collateral assignment of the Policy to the Corporation.
                 4.  PAYMENT OF PREMIUMS
                             4.1 On or before the due date of each annual premium on the Policy, the Corporation will pay to Phoenix Home Life Mutual Insurance Company an amount equal to the greater of 80 percent of the annual premium or the annual premium less the economic benefit cost received by the Employee (as measured by the Phoenix Home Life term insurance rates) for the portion of the insurance which the beneficiary or beneficiaries named by the Employee or their transferee would be entitled to receive if the Employee died





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                             during the policy year for which the annual
                             premium is paid.
                             4.2 On or before the due date of each annual premium on the Policy, the Corporation will pay to Phoenix Home Life Mutual Insurance Company, on behalf of the Employee, the remainder of the annual premium. This payment will constitute compensation to the Employee in the form of a bonus and will be considered paid by the Employee for purposes of the Assignment (as defined in Article 5).
                             4.3 These premium advances by the Corporation shall apply specifically to annual premiums due under the Policy up to the Employee's age of 65. However, additional premium advances may be made by mutual agreement of the parties.
                 5.  ASSIGNMENT OF POLICY
                             5.1 The Employee shall collaterally assign the Policy to the Corporation so as to reflect the respective interests of the parties under this Agreement, said collateral assignment ("Assignment") having been executed by the





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                             parties on the date of this Split Dollar
                             Agreement, and thus made a part of such Policy and this Agreement.
                 6.  USE OF DIVIDENDS
                             6.1 The dividends declared by Phoenix Home Life Mutual Insurance Company on the Policy will be used to purchase Option Term with the balance used to purchase paid-up insurance.
                             6.2 The dividend option which is specified in paragraph 6.1 of this Article will not be terminated or changed without a conforming amendment to this Agreement and unless such change is done in accordance with the provisions of Part D "Joint Rights" section of the Assignment.
                 7.  SURRENDER OF POLICY
                             7.1  The Employee shall have the sole and
                             exclusive right to surrender the Policy.
                             7.2 If the Policy is surrendered, the Employee shall direct the insurance company in writing to draw a check payable to the Corporation in an amount equal to the "Assignee's Cash Value





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                             Rights", as defined within the provisions of Part
                             A "Definitions" section of the Assignment.
                             7.3 If there is a delay in the surrender of the Policy by either party to this Agreement, and if such delay results in diminished policy values being available to either party, neither party to this Agreement shall hold the insurance company liable for such diminution in Policy values.
                 8.  DEATH CLAIMS
                             8.1 Upon the death of the employee, the Corporation shall have an interest in the proceeds of the Policy equal to the "Assignee's Death Benefit Share", as defined within the provisions of Part A "Definitions" section of the Assignment. The balance of proceeds remaining shall be paid directly by the insurance company to the beneficiary or beneficiaries designated in the Policy.
                 9.  TERMINATION OF AGREEMENT
                             9.1 This Agreement shall terminate upon surrender of the Policy by the Employee or upon





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                             thirty (30) days' written notice of termination
                             given by either party to the other by registered mail at the party's last known address.
                             9.2 Prior to termination of this Agreement, the Employee shall direct the insurance company in writing to draw a check payable to the Corporation for an amount equal to the "Assignee's Cash Value Interest", as defined within the provisions of Part A "Definitions" section of the Assignment. Upon receipt of this amount, the Corporation shall release the security interest of the Corporation expressed in this Agreement and the Assignment.
               10.  SPECIAL PROVISIONS
                             The following provisions are part of this Plan and are intended to meet the requirements of the Employee Retirement Income Security Act of 1974:
                                  10.01  -  The named fiduciary:  The Secretary
                                            of the Company
                                  10.02  -  The funding policy under this Plan
                                            is that all premiums on the Policy





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                                            be remitted to the Insurer when due.
                                  10.03  -  Direct payment by the Insurer is
                                            the basis of payment of benefits
                                            under this Plan, with those
                                            benefits in turn being based on the
                                            payment of premiums as provided in
                                            the Plan.

                                  10.04  -  For claims procedure purposes, the
                                            "Claims Manager" shall be the
                                            Secretary of the Company.
                                            (a)   If for any reason a claim for
                                                  benefits under this Plan is
                                                  denied by the Company, the
                                                  Claims Manager shall deliver
                                                  to the claimant a written
                                                  explanation setting forth the
                                                  specific reasons for the
                                                  denial, pertinent references
                                                  to the Plan section on which
                                                  the denial is based, such
                                                  other data as may be
                                                  pertinent





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                                                 and information on the
                                                 procedures to be followed by
                                                 the claimant in obtaining a
                                                 review of his claim, all
                                                 written in a manner calculated
                                                 to be understood by the
                                                 claimant.  For this purpose:
                                                 (1) The claimant's claim shall
                                                     be deemed filed when
                                                     presented  orally or in
                                                     writing to the Claims
                                                     Manager.
                                                 (2) The Claims Manager's
                                                     explanation shall be in
                                                     writing delivered to the
                                                     claimant within 90 days of
                                                     the date the claim is
                                                     filed.
                                            (b)  The claimant shall have 60
                                                 days following his/her
                                                 receipt of the denial of the
                                                 claim to file with the Claims
                                                 Manager a





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                                                 written request for review of
                                                 the denial.  For such review,
                                                 the claimant or his/her
                                                 representative may submit
                                                 pertinent documents and
                                                 written issues and comments.
                                            (c)  The Claims Manager shall
                                                 decide the issue on review and
                                                 furnish the claimant with
                                                 a copy within 60 days of
                                                 receipt of the claimant's
                                                 request for review of his/her
                                                 claim.  The decision on review
                                                 shall be in writing and shall
                                                 include specific reasons for
                                                 the decision written in a
                                                 manner calculated to be
                                                 understood by the claimant, as
                                                 well as specific references to
                                                 the pertinent Plan provisions
                                                 on which the decision is
                                                 based. If a copy of the
                                                 decision is





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                                                 not so furnished to the
                                                 claimant within such 60 days,
                                                 the claims shall be deemed
                                                 denied on review.
               11.  AMENDMENT AND BINDING EFFECT
                             11.1 This embodies all agreements by the parties made with respect to the Policy. The Agreement shall not be modified or amended except by a writing signed by the parties. The Agreement shall be binding upon the parties, their heirs, legal representatives, successors and assigns.
               12.  GOVERNING LAW
                             12.1 This Agreement shall be subject to and shall be construed under the laws of the State of Ohio.





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               Executed by the parties at Cincinnati, Ohio, as of June 1, 1995.

                             NATIONAL SANITARY SUPPLY COMPANY


________________________     By:  __________________________
Witness                            Signature, Corporate Title


________________________     By:  ___________________________
Witness                            Employee/Insured





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                           SCHEDULE TO EXHIBIT 10.19


NAME                              POSITION               POLICY FACE AMOUNT
Kenneth F. Vuylsteke         Executive Vice President       $1,220,000

W. Dwight Jackson            Executive Vice President        1,000,000

Gary H. Sander               Vice President, Chief
                             Financial Officer and
                             Treasurer                         760,000

Arthur J. Bennert, Jr.       Vice President-Marketing          600,000





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